UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2020 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and the UWM Research Foundation, Inc. (“UWMRF”), an affiliate of the University of Wisconsin-Milwaukee, entered into a Company Option Agreement (the “Option Agreement”), by which UWMRF granted to the Company an exclusive option (the “Option”) to enter into a proposed Patent License Agreement substantially in the form attached to the Option Agreement (the “Form of License Agreement”). The Form of License Agreement contemplates that UWMRF would license to the Company certain patent and technology rights held by UWMRF for the Company’s use in developing commercial products.

The Option Agreement expires six months after the Effective Date. As consideration for the Option, the Company has paid UWMRF an initial fee of $2,500. The exercise of the Option is conditioned upon the Company securing a financing commitment for at least $1,000,000 and the Company’s submission to UWMRF of a development plan that describes the strategies and timelines regarding the Company’s use of the licenses to be granted under the Form of License Agreement, among other conditions. During the option period, as defined in the Option Agreement, UWMRF may not license its relevant patents or technology to any third party but may publish and distribute results of its scholarly research.

The Form of License Agreement contemplates that UWMRF would grant to the Company an exclusive license to commercialize products based on UWMRF’s rights in certain patents and patent applications, and a non-exclusive license to commercialize products based on UWMRF’s rights in certain technology that is not the subject of the patents or patent applications. UWMRF would reserve the right to use, and upon the approval of the Company, to license, these patent and technology rights for any non-commercial purpose, including research and education. The term of the Form of License Agreement would expire upon the later of the expiration of the Company’s payment obligations to UWMRF or the expiration of the last remaining licensed patent granted thereunder, subject to early termination upon the occurrence of certain events. The Form of License Agreement also contains a standard indemnification provision in favor of UWMRF and confidentiality provisions obligating both parties.

Under the Form of License Agreement, in consideration for the licenses granted, the Company would pay to UWMRF the following: (i) patent filing and prosecution costs incurred by UWMRF prior to the Effective Date, paid in yearly installments over three years from the Effective Date; (ii) annual maintenance fees, beginning on the second anniversary of the Effective Date; (iii) milestone payments, paid upon the occurrence of certain dosing events of patients during clinical trials and certain approvals by the Food and Drug Administration; and (iv) royalties on net sales of products developed with the licenses, subject to minimum annual payments and to royalty rate adjustments based on whether separate royalty payments by the Company yield an aggregate rate beyond a stated threshold. The Company would also grant UWMRF certain stock appreciation rights with respect to the Company’s neuromodulator programs, subject to certain limitations, and would pay to UWMRF certain percentages of revenues generated from sublicenses of the licenses provided under the Form of License Agreement by the Company to third parties.

The description of the Option Agreement and the Form of License Agreement do not purport to be complete and are qualified in their entirety by reference to the Option Agreement and the Form of License Agreement attached thereto, respectively, which are included together as Exhibit 99.1 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 8.01. Other Events.

On March 4, 2020, the Company issued a press release announcing its entry into the Option Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Company Option Agreement, dated as of March 2, 2020, by and between the UWM Research Foundation, Inc. and RespireRx Pharmaceuticals Inc.*
99.2	Press Release dated March 4, 2020**

* Certain information in Exhibit 99.1 has been omitted pursuant to Item 601(b)(10) of Regulation S-K because it is both not material and would be competitively harmful if publicly disclosed. The Company undertakes to furnish, supplementally, a copy of the unredacted exhibit to the Securities and Exchange Commission upon request.

** Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer